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                                 EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the application of our report dated February 18, 2002, included in this Form 10-KSB of Education Lending Group, Inc., formerly known as Direct III Marketing, Inc., relating to their consolidated financial statements for the year ended December 31, 2001, and the previously filed Forms S-8, 333-69842 and 333-91688.

/s/ Swenson Advisors, LLP
An Accountancy Firm

San Diego, California
March 28, 2003